                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                INTRAWARE, INC.,

                           STEELERS ACQUISITION CORP.,

                            JANUS TECHNOLOGIES, INC.

                                       AND

                          THE SHAREHOLDERS NAMED HEREIN

                            DATED AS OF JUNE 9, 2000

                         INDEX OF EXHIBITS AND SCHEDULES

         EXHIBIT                    DESCRIPTION
         -------                    -----------
         Exhibit A                  Form of Voting Agreements

         Exhibit B                  Form of Noncompetition Agreements

         Exhibit C                  Articles of Merger

         Exhibit D                  Form of Registration Rights and Lock-Up Agreement

         Exhibit E                  Company Disclosure Schedules

         Exhibit F                  Form of Performance Option Agreement

         Exhibit G                  Form of Promissory Note

         Exhibit H                  Form of Security Agreement

         Exhibit I                  Form of License Agreement

         Exhibit J                  Form of Technology Escrow Agreement

         Exhibit K                  Form of Legal Opinion of Counsel to the Company

         Exhibit L                  Form of Indemnification and Escrow Agreement

         Exhibit M                  Certain Costs

                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of June 9, 2000 among Intraware, Inc., a Delaware corporation ("PARENT"), Steelers Acquisition Corp., a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("SUB"), Janus Technologies, Inc., a Pennsylvania corporation (the "COMPANY"), and Lawrence W. Shoup and Janice C. Pini (collectively, the "FOUNDERS"), and Edison Venture Fund IV, L.P. ("EDISON") (Edison and the Founders are referred to herein collectively the "PRINCIPAL SHAREHOLDERS").

         RECITALS

         A. The Boards of Directors of each of the Company, Parent and Sub believe it is in the best interests of each company and their respective shareholders that Parent acquire the Company through the statutory merger of Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, all of the issued and outstanding securities of the Company shall be converted into the right to receive Parent Common Stock (as defined herein).

         C. The Company and the Principal Shareholders, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

         D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

         E. Concurrent with the execution of this Agreement, as a material inducement to Parent and Sub to enter into this Agreement, the Principal Shareholders are entering into Voting Agreements in the form of EXHIBIT A hereto with Parent (collectively, the "VOTING AGREEMENTS"). Concurrent with the execution of this Agreement, the Key Employees (as defined in Section 6.24) shall sign certain agreements not to compete with Parent or the Company in the form of EXHIBIT B attached hereto (the "NONCOMPETITION AGREEMENTS"), which Non-Competition Agreements will be effective at the Closing (as defined below).

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, and intending to be legally bound, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Pennsylvania Business Corporation Law of 1988 ("PENNSYLVANIA LAW"), Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

         1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the Merger (the "CLOSING") will take place as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VII, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (or like instrument) in the form attached hereto as EXHIBIT C with the Secretary of State of the Commonwealth of Pennsylvania (the "MERGER AGREEMENT"), in accordance with the applicable provisions of Pennsylvania Law (the time of acceptance by the Secretary of State of the Commonwealth of Pennsylvania of such filing being referred to herein as the "EFFECTIVE TIME").

         1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Pennsylvania Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4      ARTICLES OF INCORPORATION; BYLAWS.

                  (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of Sub shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; PROVIDED, HOWEVER, that Section I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Swann, Inc."

                  (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 DIRECTORS AND OFFICERS. The directors of the Surviving Corporation immediately after the Effective Time shall be the directors of Sub immediately prior to the Effective Time, each to hold the office of director of the Surviving Corporation in accordance with the provisions of Pennsylvania Law and the Articles of Incorporation and Bylaws of the Surviving Corporation until their successors are duly qualified and elected. The officers of the Surviving Corporation immediately after the Effective Time shall be the officers of Sub immediately prior to the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

         1.6      EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS

                  (a) CERTAIN DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following meanings:

                           "COMPANY CAPITAL STOCK" shall mean shares of Company
Common Stock and Company Preferred Stock.

                           "COMPANY COMMON STOCK" shall mean shares of common
stock of the Company.

                           "COMPANY SERIES A PREFERRED" shall mean shares of
Series A Preferred Stock of the Company.

                           "COMPANY PREFERRED STOCK" shall mean the Company
Series A Preferred.

                           "COMPANY'S KNOWLEDGE" shall mean what is known to the
actual knowledge of any officer or any director of the Company.

                           "ESTIMATED BALANCE SHEET" shall mean the estimated
unaudited balance sheet of the Company immediately prior to the Effective Time but delivered to Parent not fewer than three (3) business days prior to the Closing pursuant to Section 6.14, which shall be (i) prepared in accordance with GAAP (except that such unaudited balance sheet does not contain the footnotes required by GAAP and prepared in good faith and based on reasonable assumptions and (ii) approved by Parent, which approval shall not be unreasonably withheld.

                           "ESTIMATED NET ASSETS" shall mean the amount by which
total current assets of the Company as determined in accordance with GAAP ("TOTAL ASSETS") exceeds total liabilities of the Company as determined in accordance with GAAP ("TOTAL LIABILITIES"), each as reflected in the Estimated Balance Sheet.

                           "ESTIMATED THIRD PARTY EXPENSES" shall mean Third
Party Expenses (as defined in Section 6.4) of the Company on the Closing Date as estimated by the Company in good faith and based on reasonable assumptions (which shall include any accrued or paid Third Party Expenses) as set forth in a letter delivered to Parent concurrently with the Estimated Balance Sheet (the "ESTIMATED THIRD PARTY EXPENSES LETTER").

                           "EXCHANGE RATIO" shall mean a number equal to the
quotient obtained by dividing (i) the number of Merger Shares by (ii) the number of Total Outstanding Shares.

                           "GAAP" shall mean U.S. generally accepted accounting
principles consistent with the accounting policies and procedures applied to the Year End Financials (as defined in Section 2.7) without any adjustments arising as a result to the transactions contemplated hereby.

                           "MERGER SHARES" shall mean that number of shares of
Parent Common Stock equal to the quotient obtained by dividing the Value by the Trading Price; PROVIDED, HOWEVER, that the number of shares shall neither be greater than 1,612,635 shares (the "CEILING") nor less than 967,581 shares (the "FLOOR"); PROVIDED FURTHER, HOWEVER, that the number of shares of Parent Common Stock shall be reduced by (i) such number of shares of Parent Common Stock obtained by dividing (A) the dollar amount by which the Estimated Net Assets are less than the Minimum Net Assets by (B) the Trading Price, and (ii) such number of shares of Parent Common Stock obtained by dividing (A) the dollar amount by which Estimated Third Party Expenses exceed $175,000 by (B) the Trading Price,
(iii) such number of shares of Parent Common Stock obtained by dividing (A) the amount of principal and interest owed by the Company to Parent immediately prior to the Effective Time (regardless of when such debt matures) by (B) the Trading Price; and (iv) such number of shares of Parent Common Stock obtained by dividing (A) fees and expenses paid or payable to the Company's financial advisors in excess of $50,000 (the "ADVISOR FEES") by (B) the Trading Price; and PROVIDED, FURTHER, that the Floor and Ceiling shall be amended to reflect any stock split, stock dividend or combination of outstanding Parent capital stock between the date of this Agreement and prior to the Effective Time.

                           "MINIMUM NET ASSETS" shall mean (i) ($1,672,000) if
the Closing Date is June 30, 2000 or prior, or (ii) ($1,789,000) if the Closing Date is after June 30, 2000 calculated in accordance with the spreadsheet formula mutually agreed at signing.

                           "NET ASSETS" shall mean the amount equal to Total
Assets of the Company minus Total Liabilities of the Company.

                           "PARENT COMMON STOCK" shall mean shares of the common
stock, par value $.0001, of Parent.

                           "RELATED AGREEMENTS" shall mean the Voting
Agreements, the Non-Competition Agreements, the Registration Rights and Lock-Up Agreement, the Indemnification and Escrow Agreement and, each as defined in
Section 6.23, the Note, the Security Agreement, the License Agreement, and the Technology Escrow Agreement.

                           "SHAREHOLDER" shall mean each holder of any Company
Capital Stock immediately prior to the Effective Time.

                           "SIGNIFICANT SHAREHOLDER" shall mean the Principal
Shareholders, Neal Pollon and Glen Chatfield and any Shareholder who owns five percent (5%) or more of the Company Capital Stock on the date hereof or at the Effective Time, if any.

                           "TOTAL OUTSTANDING SHARES" shall mean the aggregate
number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus the aggregate number of shares of Company Common Stock issuable, with or without the passage of time or satisfaction of other conditions, upon exercise or conversion of all options (whether or not vested), warrants (whether or not vested) and other rights (whether or not vested) (including Company Preferred Stock) to acquire or receive shares of Company Capital Stock outstanding immediately prior to the Effective Time.

                           "TRADING PRICE" shall mean the average closing sales
price of the Parent Common Stock as reported on the Nasdaq National Market for the ten (10) consecutive trading days ending three (3) trading days prior to the Closing Date.

                           "VALUE" shall mean an amount equal to $24.25 million.

                  (b) EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any shares of the Company Capital Stock, each share of Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined in Section 1.7) will be converted automatically into, the right to receive upon surrender of the certificate representing such share of Company Common Stock and Company Preferred Stock, and upon the terms and subject to conditions set forth below and throughout this Agreement, including, without limitation, the escrow provisions contemplated by this Agreement and the Indemnification and Escrow Agreement, the number of shares of Parent Common Stock equal to the Exchange Ratio.

                  (c) COMPANY STOCK OPTIONS TO PURCHASE COMPANY CAPITAL STOCK. At the Effective Time, each outstanding option to purchase shares of Company Common Stock issued pursuant to the Company's stock option plans (each, a "STOCK OPTION PLAN") (each a "COMPANY OPTION"), whether or not exercisable, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions governing such Company Option immediately prior to the Effective Time (including, without limitation, any vesting schedule or repurchase rights), except that (i) each Company Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Capital Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Capital Stock, and
(ii) the per share exercise price for the shares of Parent Capital Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, Parent will issue to each holder of an outstanding Company Option a notice describing the foregoing assumption of such Company Options by Parent. All warrants to purchase Company Capital Stock shall have been exercised prior to the Closing or shall terminate immediately prior to the Effective Time.

                  (d) CAPITAL STOCK OF SUB. Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (e) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Capital Stock (including Company Capital Stock issuable upon exercise of outstanding Company Options at the Effective Time) who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive one whole share of Parent Common Stock.

         1.7      DISSENTING SHARES.

                  (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with Pennsylvania Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive the consideration for Company Capital

Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Pennsylvania Law.

                  (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

                  (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Pennsylvania Law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands. To the extent that Parent or the Company makes any payment or payments in respect of any Dissenting Shares, Parent shall bear the cost of the aggregate amount by which such payment or payments exceed the aggregate consideration that otherwise would have been payable in respect of such shares (together with all costs associated with the dissenting shareholder process).

         1.8      SURRENDER OF CERTIFICATES.

                  (a) EXCHANGE AGENT. The Corporate Secretary of Parent or an institution selected by Parent and reasonably satisfactory to the Company shall serve as exchange agent (the "EXCHANGE AGENT") in the Merger.

                  (b) PARENT TO PROVIDE SHARES. Promptly after the Effective Time (and, in no event, more than three (3) business days after the Effective Time), Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, certificates representing the shares of Parent Common Stock and any dividends or distributions to which Shareholder may be entitled pursuant to Section 1.8(d) in exchange for all of the outstanding shares of Company Capital Stock PROVIDED, HOWEVER, that on behalf of the Significant Shareholders, pursuant to Section 8.4 hereof, Parent shall deposit into an escrow account ten percent (10%) of the Merger Shares which would otherwise have been issued to the Significant Shareholders pursuant to Section 1.6(b) (the "ESCROW AMOUNT"). The portion of the Escrow Amount contributed on behalf of each Significant Shareholder shall be in proportion to the aggregate number of Merger Shares which such Shareholder would otherwise be entitled to receive in the Merger by virtue of ownership of outstanding shares of Company Capital Stock.

                  (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "COMPANY CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6 and any dividends or other distributions payable pursuant to Section 1.8(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and any dividends or other distributions payable pursuant to Section 1.8(d). Upon surrender of Company Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with item (i) above, duly completed and validly executed in accordance with such transmittal letter, the holders of such Company Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock and any dividends or distributions payable pursuant to Section 1.8(d), and the Company Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Company Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.8(d) as to the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and any dividends or distributions payable pursuant to Section 1.8(d). Parent shall enter into the Registration Rights and Lock-Up agreement in the form of EXHIBIT D attached hereto with each Shareholder who executes such agreement.

                  (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. Subject to applicable law, following surrender of any Company Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor and the amount of any dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

                  (e) TRANSFERS OF OWNERSHIP. If certificates for shares of Parent Common Stock are to be issued in a name other than that in which the Company Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Company Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                  (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK. All consideration paid in respect of the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof, shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Company Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and other amounts, if any, as may be required pursuant to Section 1.8(d).

         1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent and Sub, the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

         1.12 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368 of the Code. It is intended by the parties hereto that the Merger be treated as a purchase transaction for financial accounting purposes.



                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate Section and paragraph numbers) supplied by the Company and the Principal Shareholders to Parent and attached hereto as EXHIBIT F (the "Disclosure Schedule"), that on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

         2.1 Organization of the Company. The Company is a corporation duly organized and presently subsisting under the laws of the Commonwealth of Pennsylvania. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Company Material Adverse Effect. For all purposes of this Agreement, the term "COMPANY MATERIAL ADVERSE EFFECT" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise) or results of operations of the Company. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent. Section 2.1 of the Disclosure Schedule identifies the directors and officers of the Company. The operations now being conducted by the Company have not been conducted under any other name.

         2.2 SUBSIDIARIES. The Company does not have, and has never had, any subsidiaries or affiliated companies and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any corporation, partnership, association, joint venture or other business entity.

         2.3      COMPANY CAPITAL STRUCTURE.

                  (a) The authorized Company Capital Stock consists of 7,000,000 shares of authorized Company Common Stock, $0.01 par value, of which 2,743,900 shares are issued and outstanding as of the date hereof, and 1,500,000 shares of Preferred Stock, $1.00 par value, all of which are designated Series A Preferred Stock, of which 1,488,229 shares are issued and outstanding as of the date hereof. The Company Capital Stock is held by the persons, with the record addresses and in the amounts set forth in Section 2.3(a) of the Disclosure Schedule. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and, except as set forth in
Section 2.3(a) of the Disclosure Schedule, not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound and have been issued in compliance with all federal and state securities laws. There are no declared or accrued unpaid dividends with respect to any shares of the Company's Capital Stock. Except for the Company Capital Stock, the Company has no other capital stock authorized, issued or outstanding.

                  (b)      Except for the Stock Option Plans or as set forth in
Section 2.3(b) of the Disclosure Schedule, the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person or granted any options or warrants outside of such plans. The Company has reserved 1,000,000 shares of Company Common Stock for issuance to employees and consultants pursuant to the Janus Technologies, Inc. 1997 Stock Option Plan. Options outstanding under such plan are set forth on Schedule 2.3(b). Except as set forth on Section 2.3(b) of the Disclosure Schedule, there is no outstanding Company Capital Stock which is subject to vesting. Section 2.3(b) of the Disclosure Schedule sets forth for each outstanding Company Option, the name and the domicile address of the holder, the number of shares of Company Common Stock subject to such Company Option, the exercise price of such Company Option, the vesting schedule of such Company Option including the extent to which such Company Option has vested to the date hereof and whether the vesting of such Company Option will be accelerated by reason of the transactions contemplated by this Agreement, and whether such Company Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Section 2.3(b) of the Disclosure Schedule also sets forth the name of the holder of any Company Capital Stock subject to vesting, the number of shares of Company Capital Stock subject to vesting and the vesting schedule for such Company Capital Stock, including the extent vested to date. Except as set forth on Section 2.3(b) of the Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company in effect as of the Effective Date.

         2.4 AUTHORITY. The Company has all requisite power and authority to enter into this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby has been duly authorized by all necessary corporate action, and no further action is required on the part of the Company to authorize this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement by the Shareholders. This Agreement and the Merger have been approved by the Board of Directors of the Company. This Agreement and the Related Agreements have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules governing specific performance, injunctive relief or other equitable remedies.

         2.5 NO CONFLICT. Except as set forth in Section 2.5 of the Disclosure Schedule, the execution and delivery of this Agreement and any Related Agreements to which the Company is a party by the Company does not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Articles of Incorporation and Bylaws of the Company, (ii) any mortgage, indenture, lease, material contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any of its properties or assets (including intangible assets) are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

         2.6 CONSENTS. Except as set forth in Section 2.6 of the Disclosure Schedule, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement and any Related Agreements to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and (ii) the filing of the Merger Agreement and Articles of Merger with the Department of State of the Commonwealth of Pennsylvania. Schedule 2.6(a) sets forth all material consents (the "Material Consents"), and Schedule 2.6(b) sets forth all consents which, the failure to obtain would not (i) cause the Company any liability or
(ii) cause the Company the loss of any right which is material to the business of the Company (the "Immaterial Consents"). Notwithstanding the foregoing, the Voting Agreements delivered by the Principal Shareholders represent the sufficient vote required to effectuate the Merger under Pennsylvania Law and the Company's Articles of Incorporation and Bylaws.

         2.7 COMPANY FINANCIAL STATEMENTS. The Company has delivered to Parent the Company's audited balance sheet as of December 31, 1999 and the related audited statements of income and cash flow for the twelve-month period then ended (the "YEAR-END FINANCIALS") and the Company's unaudited balance sheet as of May 31, 2000, and the related unaudited statement of income and cash flow for the five (5) months then ended (the "INTERIM FINANCIALS"). The Year-End Financials and the Interim Financials are referred to herein, collectively, as the "COMPANY FINANCIALS." The Company Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other except, with respect to the Interim Financials, for the absence of footnotes thereto. The Year-End Financials and Interim Financials present fairly the financial condition and consolidated operating results of the Company as of the dates and during the periods indicated therein, subject in the case of the Interim Financials, to normal year-end adjustments. The Company's unaudited Balance Sheet as of May 31, 2000 (the "BALANCE SHEET DATE") shall be hereinafter referred to as the "CURRENT BALANCE SHEET."

         2.8      NO UNDISCLOSED LIABILITIES. Except as set forth on Schedule
2.8 of the Disclosure Schedule, the Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since the Balance Sheet Date, none of which is material to the business, results of operations or condition (financial or otherwise) of the Company.

         2.9 NO CHANGES. Except as set forth in Section 2.9 of the Disclosure Schedule, since the Balance Sheet Date there has not been, occurred or arisen any:

                  (a) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

                  (b) capital expenditure or commitment by the Company, exceeding $25,000 individually or $100,000 in the aggregate;

                  (c) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

                  (d) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                  (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

                  (f)      revaluation by the Company of any of its assets;

                  (g) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of its capital stock;

                  (h) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company of a bonus or other additional salary or compensation to any such person;

                  (i) except in the ordinary course of business in accordance with past custom and practice, entry by the Company into, or termination, extension, amendment or modification the terms of, any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound;

                  (j) except in the ordinary course of business in accordance with past custom and practice, any sale, lease, license or other disposition of any of the assets or properties of the Company;

                  (k) any sale, lease, license, escrow deposit or other disposition of any of the material assets or properties of the Company or the creation of any security interest in such properties;

                  (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness (other than indebtedness under existing revolving credit loan facilities), guaranteeing by the Company of any additional indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practice;

                  (m) except in the ordinary course of business in accordance with past custom and practice, the waiver or release of any right or claim of the Company including any write-off or other compromise of any account receivable of the Company;

                  (n) the commencement or notice or threat or reasonable basis therefor of any lawsuit or, to the Company's Knowledge, proceeding or investigation against the Company or its affairs;

                  (o) Knowledge by the Company of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in Section 2.13) or of infringement by the Company of any other person's Intellectual Property (as defined in Section 2.13);

                  (p) issuance or sale, or contract to issue or sell, by the Company of any shares of its capital stock or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing, except pursuant to the Company's Stock Option Plans;

                  (q) except commercial licenses or other similar or related agreements in the ordinary course of business in accordance with past custom and practice, (i) sale or license of any Company Intellectual Property or entering into of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity or (ii) purchase or license of any Intellectual Property or entering into of any agreement with respect to the Intellectual Property of any person or entity or (iii) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

                  (r) any event or condition of any character that has had a Company Material Adverse Effect; or

                  (s) negotiation or agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

         2.10     TAX MATTERS.

                  (a) Definition of Taxes. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b)      TAX RETURNS AND AUDITS.

                           (i)      Except as set forth in Section 2.10(b) of
the Disclosure Schedule, as of the Effective Time, the Company will have prepared and timely filed, or timely obtained extensions to file, all required material federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all material Taxes concerning or attributable to the Company or its operations and, to the Company's Knowledge, such Returns are true and correct in all material respects.

                           (ii)     Except as set forth in Section 2.10(b) of
the Disclosure Schedule and to the extent of any accruals therefor on the Current Balance Sheet, as of the Effective Time, the Company (A) will have paid all Taxes it is required to pay as of the Effective Time and will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld and have timely paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws as of the Effective Time, and (B) will have accrued on the Current Balance Sheet all Taxes attributable to the periods covered by the

Current Balance Sheet and will not have incurred any liability for Taxes for the period prior to the Effective Time other than in the ordinary course of business.

                           (iii)    The Company has not been delinquent in the
payment of any Tax where such delinquency could have a Company Material Adverse Effect, nor has the Company received notice of any Tax deficiency outstanding, assessed or proposed against the Company nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax where such waiver or extension could have a Company Material Adverse Effect.

                           (iv)     To the Company's Knowledge, no audit or
other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                           (v)      Except to the extent of any accruals
therefor on the Current Balance Sheet, the Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                           (vi)     There are (and immediately following the
Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "LIENS") on the assets of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

                           (vii)    The Company has no Knowledge of any basis
for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any material Lien on the assets of the Company.

                           (viii)   None of the Company's assets are treated as
"tax-exempt use property", within the meaning of Section 168(h) of the Code.

                           (ix)     Except as set forth in Section 2.10(b) of
the Disclosure Schedule, as of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible as an expense under applicable law.

                           (x)      The Company has not filed any consent
agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                           (xi)     The Company (A) has never been a member of
an affiliated group filing a consolidated federal income Tax Return (other than a consolidated group the common parent of which is the Company), (B) has never been a party to any Tax sharing or Tax allocation agreement, arrangement or understanding and does not owe any amount under any such agreement, other than this Agreement, (C) is not liable for the Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, and (D) has never been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for income Tax purposes.

                           (xii)    The Company's tax basis in its assets for
purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

                           (xiii)   The Company is not and has not been at any
time, a "United States Real Property Holding Corporation" within the meaning of
Section 897(c)(2) of the Code.

                           (xiv)    Except to the extent accrued for in the
Company Financials, no material adjustment relating to any Return filed by the Company and no claim by a tax authority in a jurisdiction in which the Company does not file returns that the Company may be subject to taxation by such jurisdiction has been proposed formally or, to the Knowledge of the Company, informally by any tax authority to the Company or any representative thereof.

                           (xv)     The Company has never constituted either a
"distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                  (c)      EXECUTIVE COMPENSATION TAX. Except as set forth in
Section 2.10(c) of the Disclosure Schedule, there is no contract, agreement, plan or arrangement to which the Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Company, individually or collectively, that could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

         2.11     RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth in
Section 2.11 of the Disclosure Schedule, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may have the effect of prohibiting or impairing any material business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, except as set forth in Section 2.11 of the Disclosure Schedule, the Company has not entered into any agreement under which it is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

         2.12 TITLE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

                  (a) The Company does not own any real property and has never owned any real property. Section 2.12(a) of the Disclosure Schedule sets forth a list of all real property currently leased by the Company. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and, there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

                  (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Current Balance Sheet or set forth in Section 2.12(b) of the Disclosure Schedule, and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

                  (c) Section 2.12(c) of the Disclosure Schedule lists all material items of equipment (the "EQUIPMENT") owned or leased by the Company and such Equipment is, (i) adequate for the conduct of the business of the Company as currently conducted and, (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

                  (d) Except as set forth Section 2.13(f) of Disclosure Schedule, the Company has sole and exclusive ownership, free and clear of any Liens, of all customer files and other customer information relating to customers of the Company's current and former customers (the "CUSTOMER INFORMATION"). No person other than the Company possesses any claims or rights with respect to use of the Customer Information.

         2.13     INTELLECTUAL PROPERTY.

                  (a) DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                           (i)      "TECHNOLOGY" shall mean any or all of the
following: (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works; (ii) inventions (whether or not patentable), improvements and technology; (iii) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how; (iv) databases, data compilations and collections and technical data; (v) logos, trade names, trade dress, trademarks and service marks; (vi) World Wide Web addresses, domain names and sites; (vii) tools, methods and processes; and
(viii) all manifestations of the foregoing in any form and embodied in any media.

                           (ii)     "INTELLECTUAL PROPERTY RIGHTS" shall mean
any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("PATENTS"); (ii) all trade secrets and other rights in know-how and confidential or proprietary information; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("COPYRIGHTS"); (iv) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("MASKWORKS"); (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all rights in World Wide Web addresses and domain names and applications and registrations therefor; (vii) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); and (viii) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

                           (iii)    "COMPANY INTELLECTUAL PROPERTY" shall mean
any Technology and Intellectual Property Rights including the Company Registered Intellectual Property Rights (as defined in Section 2.13(b) below) that are owned (in whole or in part) by or exclusively licensed to the Company.

                           (iv)     "REGISTERED INTELLECTUAL PROPERTY RIGHTS"
shall mean all United States, international and foreign: (i) Patents, including applications therefor; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications or other registrations or applications related to Trademarks; (iii) Copyrights registrations and applications to register Copyrights; (iv) Mask Work registrations and applications to register Mask Works; and (v) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public or private legal authority at any time.

                  (b) Section 2.13(b) of the Disclosure Schedule lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by the Company (the "COMPANY REGISTERED INTELLECTUAL PROPERTY RIGHTS") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights.

                  (c) Each item of Company Registered Intellectual Property Rights is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property Rights that are due by the Effective Date have been or will be timely paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property Rights that are due by the Effective Date have been or will be timely filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property Rights. Except for the completion of the registration process for any items of Company Intellectual Property for which registration is in process as of the Effective Date, there are no actions that must be taken by the Company within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property Rights. To the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment of a Registered Intellectual Property Right assigned to the Company with the relevant Governmental Entity, including the PTO, the U.S. Copyright Office or their respective equivalents in any relevant foreign jurisdiction, as the case may be. Except as set forth on Section 2.13(c) of the Disclosure Schedule, the Company has not claimed a particular status, including "Small Business Status," in the application for any Company Registered Intellectual Property Rights, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.

                  (d) There are no facts or circumstances that would render any Company Intellectual Property invalid or unenforceable. Without limiting the foregoing, there are no materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property Rights invalid or unenforceable, or would adversely effect any pending application for any Company Registered Intellectual Property Right and the Company has not misrepresented, or failed to disclose, and there is no misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property Right.

                  (e) Section 2.13(e) of the disclosure schedule briefly describes each item of material Company Intellectual Property, and in the case of software, its functionality.

                  (f) Except as set forth in Section 2.13(f) of the Disclosure Schedule, each item of Company Intellectual Property is free and clear of any Liens except for non-exclusive licenses granted to end-user customers in the ordinary course of business and, except as set forth in Section 2.13(f) of the Disclosure Schedule, the Company is the exclusive owner or exclusive licensee of all Company Intellectual Property. Without limiting the foregoing, except as set forth in Section 2.13(f) of the Disclosure Schedule, the Company is the exclusive owner of all Trademarks, Copyrights and Patents which it purports to own.

                  (g) Except as set forth in Section 2.13(g) of the Disclosure Schedule, all Company Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party and the transactions contemplated hereby will not release from escrow any Company Intellectual Property.

                  (h) To the extent that any Company Technology has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of all such third party's Intellectual Property Rights in such Technology by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

                  (i) Except as otherwise disclosed in the Disclosure Schedule and with exception of "shrink-wrap" or similar widely-available commercial end-user licenses, all Technology used in or necessary to the conduct of Company's business as presently conducted by the Company was written and created solely by either (i) employees of the Company acting within the scope of their employment or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to the Company, and no third party owns or has any rights to any of the Company Intellectual Property.

                  (j) Except as set forth on Section 2.13(j) of the Disclosure Schedule and except for "shrink-wrap" licenses used by the Company in the ordinary course of business, no person who has licensed Technology or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Technology or Intellectual Property Rights.

                  (k) Except as set forth on Schedule 2.13(k) of the Disclosure Schedule, the Company has not transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is or was Company Intellectual Property, to any other person.

                  (l) Except as set forth in Section 2.13(l) of the Disclosure Schedule and to the extent of any reserves therefor in the Company Financials, there are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company thereunder.

                  (m) The operation of the business of the Company as it currently is conducted, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of Company Products, does not infringe or misappropriate any Intellectual Property Right of any person, violate any right of any person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act of the Company infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have Knowledge of any basis therefor).

                  (n) No Company Intellectual Property or Company Products is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property or Company Products.

                  (o) Except as set forth on Section 2.13(o) of the Disclosure Schedule, neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Surviving Corporation, by operation of law or otherwise, of any contracts or agreements to which the Company is a party, will result in (i) either Parent's or the Surviving Corporation's granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, either of them, (ii) either the Parent's or the Surviving Corporation's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) either the Parent's or the Surviving Corporation's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or Surviving Corporation, respectively, prior to the Closing.

                  (p) All Company Technology: record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates, provided that all other non-Company Products used in combination with Company Products properly exchange data with Company Products.

                  (q) All employees of the Company have entered into a valid and binding written agreement with the Company sufficient to vest title in the Company of all Technology, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with the Company.

                  (r) The Company has taken all reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and contractor to execute a proprietary information, confidentiality and assignment agreement, substantially in the form attached hereto as Section 2.13(r) of the Company Disclosure Schedule, and all current and former employees, consultants and contractors of the Company have executed such an agreement.

                  (s) Other than inbound "shrink-wrap" and similar publicly available commercial binary code end-user licenses and outbound "form" licenses in the form set forth on Section 2.13(s) of the Company Disclosure Schedule, the contracts, licenses and agreements listed in Section 2.13(s) of the Company Disclosure Schedule lists all contracts, licenses and agreements to which the Company is a party with respect to any Technology or Intellectual Property Rights. Section 2.14(b) of the Company Disclosure Schedule lists all material contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company. The Company is not in breach of nor has the Company failed to perform under, any of the foregoing contracts, licenses or agreements and, to the Company's knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder.

                  (t) To the Company's Knowledge, no person is infringing or misappropriating any Company Intellectual Property Right.

                  (u) No (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company, or (iii) conduct or statement of the Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates in any material respect any law or regulation.

                  (v) Except as set forth on Section 2.13(v) of the Disclosure Schedule, the Company Intellectual Property constitutes all the Technology and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted.

         2.14     AGREEMENTS, CONTRACTS AND COMMITMENTS.

                  (a)      Section 2.14(a) of the Disclosure Schedule lists:

                           (i)      any employment or consulting agreement,
contract or commitment with an employee, consultant, or sales person,

                           (ii)     any agreement or plan, including, without
limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                           (iii)    any fidelity or surety bond or completion
bond,

                           (iv)     any lease of personal property having a
value individually in excess of $25,000 or $100,000 in the aggregate,

                           (v)      any agreement, contract or commitment
containing any covenant restricting the Company from engaging in any line of business or competing with any person,

                           (vi)     any agreement, contract or commitment
relating to capital expenditures and involving future payments in excess of $25,000 individually or $100,000 in the aggregate,

                           (vii)    any agreement, contract or commitment
relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                           (viii)   any mortgages, indentures, loans or credit
agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit,

                           (ix)     any purchase order or contract for the
purchase of materials involving in excess of $25,000 individually or $100,000 in the aggregate,

                           (x)      any dealer, distribution, joint marketing or
development agreement, entered into by the Company;

                           (xi)     any sales representative, original equipment
manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use or distribution of the Company's products, technology or services entered into by the Company other than pursuant to the form agreement attached to Schedule 2.14(a)(xi), or

                           (xii)    any other agreement, contract or commitment
that involves $25,000 individually or $100,000 in the aggregate or more or is not cancelable without penalty within thirty (30) days.

                  (b) Except as set forth in Schedule 2.14(b) of the Disclosure Schedule, the Company is in substantial compliance with and has not materially breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which it is not a party or by which it is bound (collectively a "CONTRACT"), nor does the Company have Knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and, to the Company's Knowledge, is not subject to any default thereunder by any party obligated to the Company pursuant thereto. Following the Effective Time and the waiver of any Conflicts and the waiver or consent to any of the required consents to this transaction set forth in Section 2.6 of the Disclosure Schedule, the Company will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

         2.15     INTERESTED PARTY TRANSACTIONS. Except as set forth in Section
2.15 of the Disclosure Schedule, no officer, director or shareholder (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company any goods or services or (iii) a beneficial interest in any Contract; PROVIDED, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.15.

         2.16 GOVERNMENTAL AUTHORIZATION. Except with respect to qualification to do business and sales or use tax authorizations, no consent, license, permit, grant or other authorization is required to be issued to the Company by a Governmental Entity in order for the Company to operate its business.

         2.17 LITIGATION. Except as set forth in Section 2.17 of the Disclosure Schedule, there is no action, suit, claim or proceeding of any nature pending, or, to the Company's Knowledge threatened, against the Company, or its properties (tangible or intangible) or any of its officers or directors as it relates to the Company. There is no investigation pending or, to the Company's Knowledge threatened, against the Company, its properties or any of its officers or directors as it relates to the Company by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

         2.18     ACCOUNTS RECEIVABLE.

                  (a) Schedule 2.18 sets forth (a) a list of all accounts receivable of the Company as of May 31, 2000 along with a range of days elapsed since invoice.

                  (b) All such accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet. Except for Liens granted by the Company to the Company's existing senior secured lender, no person has any Lien on any of such accounts receivable and there has been no request or agreement for a deduction or discount with respect to any of such Accounts Receivable.

         2.19 MINUTE BOOKS. Except as disclosed on Section 2.19 of the Disclosure Schedule, the minutes of the Company made available to counsel for Parent are the only minutes of the Company since January 1, 1997 and contain a reasonably accurate summary of all meetings of the Board of Directors of the Company, or committees thereof, and its respective shareholders or actions by written consent since January 1, 1997.

         2.20     ENVIRONMENTAL MATTERS.

                  (a) Hazardous Material. The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present as a result of the deliberate actions of the Company or, to the Company's Knowledge, as a result of any actions of any other person or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased. To the Company's Knowledge, there is no fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

                  (b) HAZARDOUS MATERIALS ACTIVITIES. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has it disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (c) PERMITS. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

                  (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company.

         2.21     BROKERS' AND FINDERS' FEES. Except as set forth on Section
2.21 of the Disclosure Schedule, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section 2.21 of the Disclosure Schedules sets forth the Company's current good faith estimate of all Third Party Expenses.

         2.22     EMPLOYEE BENEFIT PLANS AND COMPENSATION.

                  (a) DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                           "AFFILIATE" shall mean any other person or entity
required to be aggregated with the Company under Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

                           "COMPANY EMPLOYEE PLAN" shall mean any plan, program,
policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

                           "COBRA" shall mean the Consolidated Omnibus Budget
Reconciliation Act of 1985, as amended.

                           "DOL" shall mean the United States Department of
Labor.

                           "EMPLOYEE" shall mean any current or former or
retired employee, contract worker, consultant or director of the Company or any Affiliate.

                           "EMPLOYMENT AGREEMENT" shall mean each management,
employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract between the Company or any Affiliate and any Employee other than a Company Employee Plan.

                           "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

                           "FMLA" shall mean the Family Medical Leave Act of
1993, as amended.

                           "IRS" shall mean the United States Internal Revenue
Service.

                           "MULTIEMPLOYER PLAN" shall mean any "Pension Plan"
(as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA.

                           "PENSION PLAN" shall mean each Company Employee Plan
which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

                  (b) Schedule. Section 2.22(b) of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employment Agreement. The Company has no commitment to establish any new Company Employee Plan or Employment Agreement, to modify any Company Employee Plan or Employment Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employment Agreement to the requirements of any applicable law, or to adopt or enter into any Company Employee Plan or Employment Agreement.

                  (c) DOCUMENTS. The Company has made available to Parent (to the extent requested by Parent or its legal counsel) correct and complete copies of: (i) all documents embodying each Company Employee Plan and each Employment Agreement including, without limitation, all amendments thereto and, to the extent applicable, all related trust documents, (ii) the two (2) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts,
(vi) all material communications relating to any Company Employee Plan and any proposed

Company Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company, (vii) all material correspondence to or from any governmental agency relating to any Company Employee Plan, except that with respect to IRS determination, opinion, notification and advisory letters, only the most recent such letter has been made available, (viii) samples of all COBRA forms and related notices (or such forms and notices as required under comparable law),
(ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) the two (2) most recent plan years discrimination tests for each Company Employee Plan, to the extent applicable and to the extent not shown on any Form 5500 provided to Parent, and
(xi) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan.

                  (d) EMPLOYEE PLAN COMPLIANCE. The Company has performed in all material respects all obligations required to be performed by it under, is not in material default or violation of, and has no Knowledge of any material default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan. To the Company's Knowledge, no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending, or to the Knowledge of the Company threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any Affiliate (other than ordinary administration expenses). To the Company's Knowledge, there are no audits, inquiries or proceedings pending or threatened by the IRS or DOL with respect to any Company Employee Plan. Neither the Company nor any Affiliate has been assessed any penalty or tax with respect to any Company Employee Plan under
Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

                  (e) NO PENSION PLAN. Neither the Company nor any other Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan subject to Title IV of ERISA or Section 412 of the Code

                  (f) COLLECTIVELY BARGAINED, MULTIEMPLOYER AND MULTIPLE EMPLOYER PLANS. Except as set forth in Section 2.22(f) of the Disclosure Schedule, at no time has the Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or been obligated to contribute to any multiple employer plan, or to any plan described in Section 413 of the Code.

                  (g) NO POST-EMPLOYMENT OBLIGATIONS. No Company Employee Plan provides, or reflects or represents any liability to provide, retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health coverage, except to the extent required by statute.

                  (h) HEALTH CARE COMPLIANCE. Neither the Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the

Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

                  (i) EFFECT OF TRANSACTION. Except as set forth in Section 2.22(i) of the Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated herein will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, except as expressly required by this Agreement.

                  (j) EMPLOYMENT MATTERS. Except as set forth in Section 2.22(j) of the Disclosure Schedule, the Company: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, including all applicable laws of foreign jurisdictions where the Company has Employees; (ii) has withheld and reported all material amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the Knowledge of the Company threatened, claims or actions against the Company under any worker's compensation policy or long-term disability policy.

                  (k) NO INTERFERENCE OR CONFLICT. To the Knowledge of the Company, no officer or employee of the Company is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or presently proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted, will, to the Company's Knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

         2.23 INSURANCE. Section 2.23 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and, to the Company's Knowledge, the Company is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no Knowledge of any material threatened termination of, or material premium increase with respect to, any of such policies.

         2.24 COMPLIANCE WITH LAWS. To the Company's Knowledge, the Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any material foreign, federal, state or local statute, law or regulation.

         2.25 WARRANTIES; INDEMNITIES. Except for the warranties and indemnities contained in the Company's form license and preferred service provider agreements, the Company has not given any warranties or indemnities relating to products or technology sold or licensed or services rendered by the Company.

         2.26 COMPLETE COPIES OF CONTRACTS. The Company has provided or made available to Parent complete copies of all contracts of the Company set forth on
Section 2.14(a) of the Disclosure Schedule.

         2.27 INFORMATION DISCLOSED IN CONNECTION WITH MERGER ABSENT OF MATERIAL MISSTATEMENTS OR OMISSIONS. None of the representations or warranties made by the Company (as modified by the Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement or furnished by the Company in or in connection with documents mailed or delivered to the Shareholders for use in soliciting their consent to this Agreement and the Merger contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PRINCIPAL SHAREHOLDERS

         Each of the Principal Shareholders, with respect to himself or herself, hereby severally represents and warrants to Parent and Sub, subject to such exceptions as are specifically disclosed in the Disclosure Schedule that on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

         3.1 AUTHORITY. Each of the Principal Shareholders has all requisite power and authority to enter into this Agreement and the Related Agreements to which they are a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which they are a party and the consummation of the transactions contemplated hereby and thereby has been duly authorized by all necessary action, and no further action is required on the part of the Principal Shareholders to authorize this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. This Agreement and the Related Agreements have been duly executed and delivered by each such Principal Shareholder and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of each such Principal Shareholder enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules governing specific performance, injunctive relief or other equitable remedies.

         3.2 NO CONFLICT. The execution and delivery of this Agreement and any Related Agreements to which the Principal Shareholders are a party by the Company does not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation and Bylaws of such Principal Shareholder, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which such Principal Shareholder or of any such Principal Shareholder's properties or assets (including intangible assets) are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the such Principal Shareholder or the Company's such Principal Shareholder's properties or assets.

         3.3 OWNERSHIP, ETC. Such Principal Shareholder is the holder and beneficial owner of the Shares and has good and valid title to the shares set forth on Schedule 3.3(a) (the "Shares"), free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature. Such Principal Shareholder does not own, either beneficially or of record, any shares of capital stock of the Company, or rights to acquire any shares of capital stock of the Company, other than such shares. As of the date of this Agreement and at any meeting of the shareholders of the Company held during the term of this Agreement, Shareholder has and shall have the ability to vote all the shares in accordance with such Principal Shareholder's Voting Agreement. Except as provided in this Agreement, Shareholder has not appointed or granted any proxy or entered into a voting agreement, which appointment agreement or grant is still effective, with respect to any of the Shares.

         3.4 HART SCOTT RODINO. Such Principal Shareholder does not have total assets or annual net sales of ten million dollars or more, or otherwise has attributes that cause the Company, Parent or any other person to be statutorily required to file a premerger report or take any other actions pursuant to the Hart Scott Rodino Antitrust Improvements Act in connection with this Agreement, the Related Agreements or the transactions contemplated therein.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Parent and Merger Sub (collectively, the "BUYERS") represent and warrant to the Company that on the date hereof, and as of the Effective Time as though made on the date hereof as follows:

         4.1 ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Parent and Sub to consummate the transactions contemplated hereby. Parent has made available a true and correct copy of the Certificate of Incorporation and Bylaws of Parent and the Articles of Incorporation and Bylaws of Sub, as amended to date, to counsel for the Company. For all purposes of this Agreement, the term "PARENT MATERIAL ADVERSE EFFECT" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition, or results of operations of Parent and its subsidiaries, taken as a whole; PROVIDED, HOWEVER, that a decline in the price of Parent's Common Stock shall be disregarded for the purposes of determining whether there is a Parent Material Adverse Effect.

         4.2 AUTHORITY. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement and any Related Agreements to which Parent and Sub are parties have been duly executed and delivered by Parent and Sub and constitutes the valid and binding obligations of Parent and Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.3 NO CONFLICT. The execution and delivery of this Agreement and any Related Agreements to which it is a party do not, and, the consummation of the transactions contemplated hereby will not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the Certificate of Incorporation, as amended, and Bylaws of Parent or Sub, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent or any of its respective properties or assets are subject and which has been filed as an exhibit to Parent's filings under the Securities Act or the Exchange Act or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or its properties or assets, except where such Conflict will not have a Parent Material Adverse Effect.

         4.4 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which it is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Parent Material Adverse Effect.

         4.5 AUTHORIZATION OF MERGER SHARES. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable, free of any liens or encumbrances and not subject to any preemptive rights or rights of first refusal created by statute or the Certificate of Incorporation or Bylaws of Parent or Sub or any agreement to which Parent or Sub is a party or is bound.

         4.6 BROKERS' AND FINDERS' FEES. The Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.7 SEC FILINGS; FINANCIAL STATEMENTS. Parent has filed all forms, reports and documents required to be filed by Parent with the SEC (collectively, together with any forms, reports and documents filed by Parent with the SEC after the date hereof until the Closing, the "PARENT SEC REPORTS"). Each such report, when filed, complied in all material respects as to form with the requirements of the Exchange Act and, as of their respective dates, none of such reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including, in each case, any related notes) contained in the Parent SEC Reports complied in all material respects with the applicable rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and fairly presented the consolidated financial position of Parent as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that unaudited interim financial statements contained in any quarterly report on Form 10-Q (i) were or are subject to normal year-end adjustments which were not or are not expected to be material in amount, and
(ii) do not contain complete footnote disclosure.

                                    ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         5.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed)), to use reasonable efforts to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to use reasonable efforts to pay the debts and Taxes of the Company when due and to pay or perform other obligations when due and, to the extent consistent with such business, use their reasonable best efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any material event or occurrence or emergency not in the ordinary course of business of the Company of which the Company has Knowledge. Except as expressly contemplated by this Agreement or as set forth in Section 5.1 of the Disclosure Schedule, the Company shall not, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

                  (a) Make any expenditures or enter into any commitment or transaction exceeding $25,000 individually or $100,000 in the aggregate or any commitment or transaction of the type described in Section 2.9 hereof;

                  (b) Except in the ordinary course of business of the Company in accordance with past custom and practice, (i) sell any Company Intellectual Property or enter into any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity, (ii) buy any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, (iii) enter into any agreement with respect to the development of any Intellectual Property with a third party;

                  (c) Except in the ordinary course of business of the Company in accordance with past custom and practice, sell or enter into any license agreement with respect to the Company Intellectual Property with any person or entity or buy or enter into any license agreement with respect to the Intellectual Property of any person or entity;

                  (d) Except in the ordinary course of business of the Company in accordance with past custom and practice, transfer to any person or entity any rights to the Company Intellectual Property;

                  (e) Except in the ordinary course of business of the Company in accordance with past custom and practice, enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

                  (f) Amend or otherwise modify (or agree to do so) any of the Contracts set forth or described in the Disclosure Schedule;

                  (g)      Commence or settle any litigation;

                  (h) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of the capital stock of the Company (or options, warrants or other rights exercisable therefor);

                  (i) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities.

                  (j) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

                  (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

                  (l) Sell, lease, license or otherwise dispose of any of its properties or assets, except properties or assets which are not Intellectual Property in the ordinary course of business and consistent with past practices;

                  (m) Except as otherwise contemplated by the Note (as defined in Section 6.24) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                  (n) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

                  (o) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

                  (p) Adopt any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

                  (q) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                  (r) Pay, discharge or satisfy, in an amount in excess of $25,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Current Balance Sheet;

                  (s) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (t) Enter into any strategic alliance or joint marketing arrangement or agreement;

                  (u) Other than as specifically requested in writing by Parent, accelerate the vesting schedule of any of the outstanding Company Options or Company Capital Stock;

                  (v) Hire or terminate employees or encourage employees to resign; or

                  (w) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (v) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

         5.2      NO SOLICITATION.

                  (a) Until the earlier of the Effective Time or the date of termination of this Agreement pursuant to the provisions of Section 9.1 hereof, neither the Company nor any of the Principal Shareholders (nor will the Company nor any of the Principal Shareholders permit any of their respective officers, directors, agents, representatives or affiliates, as applicable, to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all, substantially all or a significant portion of the Company's business, properties or technologies or any portion of the Company's capital stock (whether or not outstanding) whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning the Company's business, technologies or properties or afford to any person or entity access to its properties, technologies, books or records, (c) assist or cooperate with any person to make any proposal to purchase all or any material part of the Company's capital stock or assets, or (d) enter into any agreement with any person providing for the acquisition of all or any significant portion of the Company (whether by way of merger, purchase of assets, tender offer or otherwise). In addition to the foregoing, if the Company or any of the Principal Shareholders receives, prior to the Effective Time or the termination of this Agreement, any offer, proposal, or request relating to any of the above, the Company or the Principal Shareholders, as applicable, shall immediately notify Parent thereof, including information as to the identity of the offer or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request.

                  (b) The parties hereto agree that, in addition to any other remedy to which Parent may be entitled at law or in equity, irreparable damage would occur in the event that the provisions of this Section 5.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section
5.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 SHAREHOLDER APPROVAL. Promptly upon completion of the Private Placement Statement in accordance with Section 6.22, the Company shall submit this Agreement and the transactions contemplated hereby to the

Shareholders for approval and adoption as provided by Pennsylvania Law, its Articles of Incorporation and Bylaws. The Company shall use its reasonable efforts to obtain the consent or vote of its Shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as soon as possible. The materials submitted to the Company's Shareholders shall have been subject to review and approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement and the Board of Directors will not change such recommendation.

         6.2 ACCESS TO INFORMATION. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours upon reasonable advance notice during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, and records and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, including all key employees of the Company; PROVIDED that the Company shall have the right to participate in any contact with such person. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including tax returns and supporting documentation) promptly upon request. Parent shall promptly provide the Company with copies of such publicly available information about Parent as the Company may request. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         6.3 CONFIDENTIALITY. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 6.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transaction contemplated hereby shall be governed by the terms of the Confidential Disclosure Agreement dated March 6, 2000, between the Company and Parent (the "CONFIDENTIAL DISCLOSURE AGREEMENT").

         6.4      EXPENSES.

                  (a) Except as set forth in Section 6.4(b) or as otherwise provided in the Transaction Documents, whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, consulting and all other fees and expenses of third parties (collectively, "THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

                  (b) In the event that the Merger is consummated, Parent agrees to bear $175,000 of those Third Party Expenses incurred by the Company and up to $50,000 in financial advisory fees (which $175,000 and $50,000 limitations shall include any Third Party Expenses paid or incurred by the Company prior to the Effective Time). The Company and the Principal Shareholders agree that Parent shall have full recourse to the Escrow Fund (as defined herein) for all Third Party Expenses of the Company that exceed the greater of Estimated Third Party Expenses or $175,000.

                  (c) The Company shall deliver the Estimated Third Party Expenses Letter to Parent concurrently with the Estimated Closing Balance Sheet.

         6.5 PUBLIC DISCLOSURE. Unless otherwise required by law, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company regarding the subject matter of this Agreement prior to release, which approval shall not be unreasonably withheld; PROVIDED HOWEVER, that a party may, without the prior consent of the other party, issue such press release or make such public statements as may upon the advice of counsel be required by law or the Nasdaq National Market if it has used reasonable efforts to consult with the other party. Any public announcement by Parent regarding the subject matter of this Agreement shall be delivered to the Company prior to release and the Company shall have been given a reasonable opportunity to comment thereon.

         6.6 CONSENTS. The Company shall use commercially reasonable efforts to obtain the consents, waivers, assignments and approvals of all Material Consents and Immaterial Consents as may be required in connection with the Merger so as to preserve all rights of, and benefits to, the Company thereunder.

         6.7 FIRPTA COMPLIANCE. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

         6.8 REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         6.9 NOTIFICATION OF CERTAIN MATTERS. Each party hereto shall use commercially reasonable efforts to give prompt notice to the other party of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party to be materially untrue or inaccurate at or prior to the Effective Time and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect any remedies available to the party receiving such notice. No disclosure pursuant to this Section 6.9, however, shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

         6.10 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         6.11 NO ACTIONS INCONSISTENT WITH TAX-FREE REORGANIZATION. The Company, Parent and Merger Sub shall (and, following the Effective Time, Parent shall cause the Company to) take no action with respect to the Capital Stock, assets or liabilities of the Company that would cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

         6.12 NASDAQ LISTING. Parent agrees to authorize for listing on the Nasdaq National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

         6.13 FORM S-8. Parent shall file a registration statement on Form S-8 to register shares of Parent Common Stock issuable upon exercise of assumed Company Options (other than Company Options in the form of warrants or other investments issued pursuant to arrangements that are not eligible for registration on Form S-8) within 180 days after the Closing Date.

         6.14 ESTIMATED BALANCE SHEET AND CLOSING BALANCE SHEET. Not fewer than three business days prior to the Closing, the Company shall deliver to Parent the Estimated Balance Sheet. Not more than 10 business days after the Effective Time, Parent shall prepare, in good faith, a balance sheet of the Company dated as of the Closing (the "CLOSING BALANCE SHEET") and shall deliver the same to the Shareholder's Agent (as defined in the Indemnification and Escrow

Agreement). The Shareholders may dispute the Closing Balance Sheet in accordance with the Indemnification and Escrow Agreement. The Closing Balance Sheet shall be prepared in accordance with GAAP.

         6.15     ISSUANCE OF OPTIONS.

                  (a) At or promptly after the Closing, but in no event more than 30 days after the Closing, Parent agrees that it shall issue options to purchase an aggregate of not fewer than 250,000 shares of Parent Common Stock, pursuant to option agreements in the Parent's standard form (the "Options") to certain Company employees who commence employment with Parent on the Effective Date, the identity of such employees to be agreed upon prior to the Closing. The Options shall have an exercise price equal to the fair market value of the date of grant, and be subject to Parent's customary vesting schedule with a vesting commencement date not later than the Effective Date.

                  (b) At or promptly after the Closing, but in no event more than 30 days after the Closing, Parent agrees that it shall issue options to purchase up to 50,000 shares of Parent Common Stock, pursuant to an option agreement substantially in the form attached hereto as EXHIBIT F (the "Performance Options") after the Effective Date to certain Company employees who commence employment with Parent on the Effective Date (the identity of such employees to be agreed upon prior to the Closing). The Performance Options shall have an exercise price equal to the fair market value on the Closing Date and shall vest upon the earlier of (i) the five year anniversary of the Closing Date, or (ii) the completion of certain milestones, described in the Performance Options.

         6.16 TERMINATION, WAIVER AND RELEASE OF EMPLOYMENT AGREEMENTS. The Company shall use commercially reasonable efforts to provide that its employees listed on Schedule 6.16 enter into Parent offer letter agreements as provided by Parent to the Company (the "Parent Offer Letter Agreements").

         6.17 TERMINATION OF 401(k) PLAN. The parties will use good faith efforts to cooperate to determine whether to terminate the Company's 401(k) plan(s) prior to Closing. After such efforts, to the extent Parent reasonably determines that the 401(k) plan should be terminated, the Company shall terminate such plan prior to Closing.

         6.18 TERMINATION OF SEVERANCE PLANS. The Company agrees to terminate any and all group severance, separation or salary continuation plans, programs or arrangements immediately prior to Closing. The Parent shall receive from the Company evidence that the Company's plan(s) has been terminated pursuant to the Company's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Effective Time.

         6.19 EMPLOYEE PLANS. The Company and Parent shall use good faith efforts to determine which Employee Plans of Company shall be terminated prior to Closing Date.

         6.20 EMPLOYEE BENEFITS. All Company eligible employees shall continue on their existing benefit plans until such time as, in Parent's sole discretion, a transaction can be accomplished to adopt employee benefit plans and programs maintained by Parent. Parent shall provide the Company's employees with health, welfare and other employee benefits that in the aggregate are substantially similar to those provided to Parent's employees in similar functions and positions. Parent covenants and agrees that to the extent permitted by applicable law and to the extent the existing benefit plans and arrangements provided by Company to its employees are terminated on or after the Effective Time, such employees shall be eligible for benefits which are available or subsequently become available to Parent's employees, and on a basis which is on parity with Parent's employees. For purposes of satisfying the terms and conditions of such plans, Parent shall give full credit for eligibility, vesting or benefit accrual to the extent commercially and legally possible for each participant's period of service at the Company, as reflected in the Company's records, prior to the Effective Time; PROVIDED, HOWEVER, the Company, prior to the Closing, delivers to Parent sufficient information to grant such service credit. In addition, to the extent Parent elects to terminate Company's employee benefit plans, Parent shall make commercially reasonable efforts to waive limitations on benefits relating to any pre-existing conditions and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by the Company's employees in the calendar year in which the Effective Time occurs.

         6.21 BLUE SKY LAWS. Parent shall take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger; PROVIDED, HOWEVER, that Parent shall not be required to qualify to do business or execute a general consent to service of process in any jurisdiction.

         6.22 PRIVATE PLACEMENT STATEMENT. As promptly as practicable after the execution of this Agreement, the Parent shall prepare, with the cooperation of the Company, an informational private placement statement as Parent reasonably determines is required to provide that the Parent Common Stock issued pursuant to this Agreement will be exempt from registration under the Securities Act of 1933, as amended pursuant to Rule 506 promulgated by the Securities and Exchange Commission (the "PRIVATE PLACEMENT STATEMENT"). Each of Parent and the Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Private Placement Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Private Placement Statement. The Company will cause the Private Placement Statement to be mailed to the Shareholders, at the earliest practicable time after its preparation by Parent and delivery to the Company. As promptly as practicable after the date of this Agreement, the Parent will prepare and file any other filings required under any Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). The Private Placement Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Private Placement Statement or any Other Filing, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with any other government officials, and/or mailing to the stockholders, such supplement.

         6.23 OTHER AGREEMENTS. Upon execution of this Agreement, the Company and Parent shall enter into (i) a Promissory Note in the form attached hereto as EXHIBIT G (the "Note"), (ii) a Security Agreement in the form attached hereto as EXHIBIT H (the "Security Agreement"), (iii) a License Agreement in the form attached hereto as EXHIBIT I (the "License Agreement"), and (iv) a technology Escrow Agreement in the form attached hereto as EXHIBIT J (the "Technology Escrow Agreement") which may be executed by the escrow agent subsequent to the date hereof.

         6.24 EMPLOYMENT AGREEMENTS. At the Closing, each Founder and Nicholas Manolis (collectively, the "KEY EMPLOYEES") and the Parent shall enter into Employment Agreements in the forms agreed upon, respectively with such persons (collectively, the "EMPLOYMENT AGREEMENTS") and each of the Key Employees shall enter into the Non-Competition Agreements.

         6.25 POST CLOSING INSURANCE. For a period of at least two (2) years after the Closing, Parent shall cause to be maintained the director and officer insurance policies identified in Section 2.23 of the Disclosure Schedule relating to the period prior to the Closing.

         6.26 GUARANTEES. Parent shall use its best efforts to refinance all obligations of the Company for which one or more Shareholders are or may be liable (collectively, "GUARANTEED OBLIGATIONS"), which are disclosed in Section
2.15 of the Disclosure Schedule, promptly after the Closing. After the Closing, Parent shall indemnify such individuals for any liability which such persons incur as a result of such guarantees as a result of matters occurring after the Closing.

         6.27 ADVISOR'S FEES. At the Effective Time, Parent shall pay the Advisor's Fees in shares of its Common Stock (which fees shall be deducted from the Merger Shares, and contemplated by such definition).

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

         7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of the Company and Parent to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) COMPANY SHAREHOLDER APPROVAL. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the Shareholders of Company.

                  (b) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (c) NASDAQ LISTING. The shares of Parent Common Stock issuable to the Shareholders of Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on Nasdaq upon official notice of issuance.

                  (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

         7.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS. The obligations of the Company and the Principal Shareholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties of Parent and Sub shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except for representations and warranties made specifically with reference to a particular date, which shall have been true as of such date). The Parent and Sub shall have performed and complied in all material respects with all covenants to be performed by them through the Closing Date.

                  (b) OTHER AGREEMENTS. The Parent shall have executed (i) the Registration Rights and Lock-Up Agreement and (ii) the Employment Agreements.

                  (c) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any Parent Material Adverse Effect since the date of this Agreement.

                  (d) CERTIFICATE OF THE PARENT. Company shall have been provided with a certificate executed on behalf of Parent by an Executive Vice President to the effect that, as of the Effective Time the conditions set forth in Section 7.2(a) are true and have been satisfied.

         7.3 CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties of the Company and the Principal Shareholders in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except for representations and warranties made specifically with reference to a particular date, which shall have been true as of such date); PROVIDED HOWEVER that any failure of Section 2.13 (Intellectual Property) to be true and correct shall automatically be deemed to be material for purposes of this Section 7.3(a), and the Company and the Principal Shareholders shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by them through the Closing Date.

                  (b) CLAIMS. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or are likely to have a Company Material Adverse Effect. There shall be no BONA FIDE action, suit, claim or proceeding of any nature pending, or overtly threatened, against the Parent, Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

                  (c) SHAREHOLDER APPROVAL; DISSENTERS. Shareholders holding at least ninety-five percent (95%) of the Company's Capital Stock shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby (i.e., no fewer than five percent (5%) of the Shareholders shall have the opportunity to exercise appraisal rights under Pennsylvania Law). Shareholders shall have approved by the requisite vote any amounts of the Value received or to be received in exchange for Company Capital Stock that may be deemed to constitute "parachute payments" pursuant to Section 280G of the Code, such that all such payments, sales and purchases resulting from the transactions contemplated hereby shall not be deemed to be "parachute payments" pursuant to
Section 280G of the Code or shall be exempt from such treatment under such Section of the Code.

                  (d) THIRD PARTY CONSENTS. Any and all consents, waivers, assignments and approvals listed in Section 2.6(a) of the Disclosure Schedule shall have been obtained.

                  (e) LEGAL OPINION. Parent shall have received a legal opinion from Kirkpatrick & Lockhart LLP, legal counsel to the Company, substantially in the form of EXHIBIT K hereto.

                  (f) OTHER AGREEMENTS. Each Key Employee shall execute and deliver to Parent a Noncompetition Agreement concurrently with the Closing. The Significant Shareholders shall have executed and delivered to Parent each of (i) the Registration Rights and Lock-Up Agreement and (ii) the Indemnification and Escrow Agreement in the form of EXHIBIT L attached hereto.

                  (g) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any Company Material Adverse Effect since the date of this Agreement.

                  (h) ESTIMATED BALANCE SHEET. Parent shall have received from the Company at least three business days prior to the Closing Date each of
(i) the Estimated Balance Sheet and (ii) the Estimated Third Party Expenses Letter.

                  (i) WARRANTS AND CONVERTIBLE DEBT. Any and all warrants and convertible debt of the Company shall have been converted into Company Capital Stock.

                  (j) NO VARIABLE OPTIONS. The Company shall have no variable options outstanding.

                  (k) NO RELEASE OF TECHNOLOGY. The Company shall have obtained written confirmation from the Bank of Montreal that the Merger will not cause the release of Company Intellectual Property.

                  (l) PRE-EMPTIVE RIGHTS. All agreements with any third party which provide for pre-emptive rights on Company Capital Stock shall have been terminated.

                  (m) CERTIFICATE OF THE COMPANY. Parent shall have been provided with a certificate executed on behalf of the Company by its President to the effect that, as of the Effective Time the conditions set forth in Section
7.3 (a) have been satisfied.

                                  ARTICLE VIII

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Buyers', Company's and Principal Shareholders' representations and warranties in this Agreement shall terminate on the second anniversary of the Closing Date (and no claim may be made based thereon after such date); provided, however, that (a) the representations and warranties set forth in Section 2.3 shall survive the Closing and continue in perpetuity, (b) the representations and warranties relating or pertaining to any Federal Tax or Returns related to such Tax set forth in Section 2.10 hereof shall survive until the expiration of all applicable statutes of limitations, or current extensions thereof, governing each Tax or Returns related to such Tax, and (c) the representations and warranties relating or pertaining to environmental matters set forth in Section
2.20 hereof shall survive until the expiration of all applicable statutes of limitations or current extensions thereof. All of Parent's and Sub's representations and warranties contained herein or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time; provided however, that this provision shall not be construed to abrogate rights of Shareholders under federal and state securities laws.

         8.2      INDEMNIFICATION.

                  (a) INDEMNIFICATION OBLIGATIONS. The Significant Shareholders agree severally, and not jointly, in pro rata proportion relative to the aggregate consideration received by such Shareholders, to indemnify and hold Parent and its officers, directors and affiliates harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "LOSS" and collectively "LOSSES") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) (collectively, "PARENT INDEMNITEES") directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company contained in this Agreement or (ii) any failure by the Company to perform or comply with any covenant contained in this Agreement; and each Principal Shareholder agrees to indemnify and hold Parent and its officers, directors and affiliates harmless against all Losses incurred by a Parent Indemnitee as a result of an inaccuracy or breach of a representation by such Principal Shareholder in Article III hereof (amounts to be indemnified pursuant to this Subsection (a) are referred to herein collectively as "SHAREHOLDER INDEMNIFICATION SUMS"). The Significant Shareholders shall not have any right of contribution or indemnification from the Company with respect to any Loss claimed by an indemnified party after the Effective Time. The Loss with respect to any claim shall be reduced by the amount of insurance recoveries received by the Parent Indemnitees under insurance policies of the Company in effect at or prior to the Effective Time.

                  (b) SEVERAL OBLIGATIONS. The obligations of the Significant Shareholders under Subsection (a) for each claim shall be several (and not joint). Each Significant Shareholder's liability for the Losses arising out of a single claim (as defined in Section 8.8) shall not exceed the amount of such Losses multiplied by a fraction, the numerator of which is the number of Merger Shares received by such Significant Shareholder and the denominator of which is the total number of Merger Shares.

                  (c) BASKET. The Significant Shareholders shall have no obligation to pay any Shareholders Indemnification Sums unless and until the aggregate Losses exceed $150,000 (the "BASKET AMOUNT"), but thereafter the Shareholder Indemnification Sum shall include the Basket Amount; PROVIDED, HOWEVER, that, notwithstanding anything else in this Agreement or the Company Disclosure Schedules which may be construed to the contrary, the items set forth on EXHIBIT M ("Certain Costs") shall be deductible by Parent from the Escrow without regard to the Basket.

                  (d) MAXIMUM LIABILITY AFTER CLOSING. Certain terms not otherwise defined herein have the meanings ascribed to them in the Indemnification and Escrow Agreement.

                           (i)      After the Closing, in no event shall any
Shareholder's (other than the Founders (the "NON-FOUNDING SHAREHOLDERS")) liability with respect to any Loss exceed fifty percent (50%) of the Merger Shares held by such Shareholder on the date of the Notice with respect to such Loss is received plus fifty percent (50%) of the Sales Proceeds (as hereafter defined) (less any Merger Shares or Sales Proceeds allocated for previously indemnified Losses). The "SALES PROCEEDS" shall equal the proceeds net of commissions received by such Shareholder for sales of Merger Shares before the date of the applicable Notice.

                           (ii)     After the Closing, in no event shall any
Founder's liability with respect to any Loss exceed (y) one hundred percent (100%) of the Merger Shares held by such Shareholder on the date the Notice with respect to such Loss is received plus one hundred percent (100%) of the Sales Proceeds (less any Merger Shares or Sales Proceeds allocated for previously indemnified Losses), all with respect to Claims made during the first year after the Closing and (z) fifty percent (50%) of the Merger Shares held by such Shareholder on the date the Notice with respect to such Loss is received plus 50% of the Sales Proceeds (less any Merger Shares or Sales Proceeds allocated for previously indemnified Losses), with respect to Claims made after the first year after the Closing (either (i) or this section (ii), the "MAXIMUM LIABILITY", as applicable).

                           (iii)    Each Shareholder may pay any Claim in either
Merger Shares or cash, at such Shareholder's option. If a Shareholder pays in Merger Shares, the Merger Shares will be valued at the closing price of Parent's Common Stock, for purposes of satisfying Losses and determining the Maximum Liability, on the date the Notice is received by the Shareholder's Agent (or the trading day immediately thereafter, if such day is not a trading day).

         8.3      ESCROW ARRANGEMENTS.

                  (a) ESCROW FUND. As security for the indemnity provided for in Section 8.2 hereof and by virtue of this Agreement and the Merger Agreement, the Company and the Significant Shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time with respect to the Escrow Amount) without any act of the Company or any Shareholders. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Shareholders, will be deposited with U.S. Bank Trust, N.A. (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 8.4(g) below)) as Escrow Agent (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein and in the Escrow and Indemnity Agreement. The Escrow Agent may execute the Escrow and Indemnity Agreement following the date hereof and prior to the Effective Time, and such latter execution shall not affect the binding nature of this Agreement as of the date hereof among the signatories hereto. Nothing herein shall limit the liability of the Company for any breach of any representation, warranty, or covenant contained in this Agreement if the Merger does not close. Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in the Escrow and Indemnity Agreement) identifying Losses, for which Parent is entitled in accordance with Section 8.2 above.

                  (b) ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIODS. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., P.S.T., on the date twelve months after the Effective Time (the "ESCROW PERIOD"); PROVIDED that the Escrow Period shall not terminate with respect to such remaining portion of the Escrow Fund (or some portion thereof) that in the reasonable judgement of Parent, subject to the objection of the Shareholders Agent (as defined in the Escrow and Indemnity Agreement) and the subsequent arbitration of the matter in the manner provided in the Escrow and Indemnity Agreement, is necessary to satisfy any unsatisfied Claims specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. As soon as all such Claims have been resolved, the Escrow Agent shall deliver to the Shareholders the remaining portion of the Escrow Fund not required to satisfy such Claims. Deliveries of Escrow Amounts to the Shareholders shall be made in proportion to Shareholders' original contributions to the Escrow Fund.

         8.4 NOTICE OF CLAIMS. If any Parent Indemnitee believes that it has suffered or incurred or will suffer or incur any Losses for which it is entitled to indemnification under this Article VIII, or if any legal, governmental or administrative proceeding which may result in such damages is threatened or asserted, such Parent Indemnitee shall so notify the Shareholder's Agent with reasonable promptness and reasonable particularity in light of the circumstances then existing (collectively, "CLAIMS"). If any action at law or suit in equity is instituted by or against a third party with respect to which any Parent Indemnitee intends to claim any damages, such Parent Indemnitee shall promptly notify the Indemnifying Party of such action or suit. The failure of a Parent Indemnitee to give any notice required by this Section 8.5 shall not affect any Parent Indemnitee's rights under this Article.

         8.5 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or other proceeding with respect to which any of the Shareholders may become obligated to indemnify any Parent Indemnitee, Parent shall proceed with the defense of such claim on its own (including in conjunction with the Surviving Corporation). If Parent so proceeds with the defense of any such claim:

                  (a) if reasonably requested by Parent, each Significant Shareholder shall make available to Parent any documents and materials in his or its possession or control that may be necessary to the defense of such claim or proceeding;

                  (b) Parent shall have the right to settle, adjust or compromise such claim or Proceeding without the consent of the Shareholders' Agent; PROVIDED, HOWEVER, that any settlement without the written approval of the Shareholder's Agent shall not be construed prejudicially against the Shareholders in determining the amount of any Loss.

         8.6      EXCLUSIVITY AS TO REPRESENTATIONS AND WARRANTIES.

                  (a) The representations and warranties (and the related Schedules thereto) set forth herein and in the closing certificates referenced in Sections 7.2(c) and 7.3(h) (collectively, the "CLOSING CERTIFICATES") are the sole and exclusive representations and warranties made by the Buyers and Sellers in connection with the transactions contemplated by this Agreement. Neither Buyers nor Sellers shall be deemed to have made any representation or warranty other than as expressly made herein or in the Closing Certificates, as applicable. Without limiting the foregoing, and notwithstanding any otherwise express representations and warranties made herein or in the Closing Certificates, as applicable, neither Buyers nor Sellers make any representation or warranty with respect to any other information or documents (financial or otherwise) made available to the other party or its counsel, accountants, advisors, or representatives.

                  (b) Except as otherwise provided by applicable law, the rights under this Article 8 are the sole and exclusive remedies of the parties under this Agreement after the Closing for any breach of any representation or warranty under this Agreement.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         9.1 TERMINATION. Except as provided in Section 9.2, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

                  (a)      by mutual consent of the Company and Parent;

                  (b) by Parent or the Company if: (i) the Effective Time has not occurred by August 31, 2000, PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

                  (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's or Sub's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

                  (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Principal Shareholders and such breach has not been cured within ten (10) calendar days after written notice to the Company; PROVIDED, HOWEVER, that, no cure period shall be required for a breach which by its nature cannot be cured; PROVIDED FURTHER, HOWEVER, that a breach or breaches of representations or warranties must constitute a Company Material Adverse Effect for this termination right to arise;

                  (e) by the Company if neither it nor any Principal Shareholder nor any Key Employee is in material breach of their respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Sub and such breach has not been cured within ten (10) calendar days after written notice to Parent; PROVIDED, HOWEVER, that no cure period shall be required for a breach which by its nature cannot be cured; PROVIDED FURTHER, HOWEVER, that a breach or breaches of representations and warranties must constitute a Parent Material Adverse Effect for this termination right to arise;

                  (f) by Parent or Sub if an event having a Company Material Adverse Effect shall have occurred after the date of this Agreement;

                  (g) by Company if an event having a Parent Material Adverse Effect shall have occurred after the date of this Agreement; or

         9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company, or their respective officers, directors or Shareholders, PROVIDED that each party shall remain liable for any breaches of this Agreement prior to its termination; PROVIDED FURTHER that, the provisions of Sections 6.3, 6.4(a) and 6.5, Article X and this Section 9.2 shall remain in full force and effect and survive any termination of this Agreement.

         9.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of Parent, Sub, the Company and the Principal Shareholders.

         9.4 EXTENSION; WAIVER. At any time prior to the Effective Time, Parent and Sub, on the one hand, and the Company and the Principal Shareholders, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X

                               GENERAL PROVISIONS

         10.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), PROVIDED, HOWEVER, that notices sent by mail will not be deemed given until received:

                  (a)      if to Parent or Sub, to:

                           Intraware, Inc.
                           2000 Powell Street
                           Suite 140
                           Emeryville, CA 94608
                           Attn:  General Counsel

                           Telephone No.:  510-597-4933
                           Facsimile No.:  510-597-4890

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attention:   John Donahue, Esq.
                                        Adam R. Dolinko, Esq.
                           Telephone No.: (650) 493-9300
                           Facsimile No.: (650) 493-6811

                  (b)      if to the Company, to

                           1000 Cliff Mine Road
                           Suite 400
                           Pittsburgh, PA 15275-1001
                           Attn:  Mr. Lawrence W. Shoup
                           Telephone No.: (412) 787-3030
                           Facsimile No.: (412) 494-2830

                  with a copy to:

                           Kirkpatrick & Lockhart LLP
                           535 Smithfield Street
                           Pittsburgh, PA 15222
                           Attn:  David J. Lehman, Esq.
                           Telephone No.: (412) 355-6738
                           Facsimile No.: (412) 355-6501

                  (c) if to the Principal Shareholders, to the address set forth on the signature page hereto:

         10.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         10.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Exhibits hereto, the Confidential Disclosure Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned (other than by operation of law).

         10.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         10.6 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process. Each of parent, company and merger sub hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this agreement or the actions of parent, company or merger sub in the negotiation, administration, performance and enforcement hereof.

         10.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      IN WITNESS WHEREOF, Parent, Sub, the Company and the Principal Shareholders have caused this Agreement to be signed, all as of the date first written above.

      PARENT                           COMPANY

      By:  /s/ Mark P. Long            By:       /s/ Lawrence W. Shoup
         ----------------------------     --------------------------------------
      Name:      Mark P. Long          Name:       Lawrence W. Shoup
           --------------------------       ------------------------------------
      Title: Executive Vice-President  Title:      President
            -------------------------        -----------------------------------

      SUB                              PRINCIPAL SHAREHOLDER

      By:      /s/ Mark P. Long        By:      /s/ Lawrence W. Shoup
         ----------------------------     --------------------------------------
      Name:    Mark P. Long            Print Name: Lawrence W. Shoup
           --------------------------             ------------------------------
      Title: Chief Executive Officer   Address: 380 Kramer Road
            -------------------------          ---------------------------------
                                                Burgettstown, PA  15021
                                       -----------------------------------------

                                       -----------------------------------------

                                       PRINCIPAL SHAREHOLDER

                                       By:  /s/ Janice C. Pini
                                          --------------------------------------
                                       Print Name: Janice C. Pini
                                                  ------------------------------
                                       Address: 103 Crabtree Court
                                               ---------------------------------
                                                Venetia, PA  15367
                                       -----------------------------------------

                                       -----------------------------------------

                                       PRINCIPAL SHAREHOLDER

                                       Entity Name: Edison Venture Fund IV, L.P.
                                                   -----------------------------
                                       By:  /s/ Bruce H. Luehrs
                                          --------------------------------------
                                            Bruce H. Luehrs
                                       -----------------------------------------
                                       Print Name of Authorized Signatory

                                       Title:
                                             -----------------------------------
                                       Address:
                                               ---------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                AMENDMENT TO AGREEMENT AND PLAN OF REOGRANIZATION

         THIS AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION ("AMENDMENT") is made and entered into as of the 12TH day of July, 2000 by and among INTRAWARE, INC., a Delaware corporation ("PARENT"), STEELERS ACQUISITION CORP., a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("SUB"), JANUS TECHNOLOGIES, INC., a Pennsylvania corporation (the "COMPANY") and LAWRENCE W. SHOUP, JANICE C. PINI and EDISON VENTURE FUND IV, L.P. (collectively, the "PRINCIPAL SHAREHOLDERS").


                                   WITNESSETH:


         WHEREAS, Parent, Sub, the Company and the Principal Shareholders entered into that certain Agreement and Plan of Merger, dated as of June 9, 2000 ("MERGER AGREEMENT"), pursuant to which, at the Effective Time, Sub would be merged with and into the Company and the Shareholders of the Company would receive shares of Intraware Common Stock, as further described in the Merger Agreement and subject to the terms and conditions set forth therein; and


         WHEREAS, the parties wish to amend the Merger Agreement and the Disclosure Schedules thereto to, among other things, make the certain representations and warranties under the Merger Agreement true and correct as of the Closing Date and waive certain obligations of the parties under the Merger Agreement, as permitted pursuant to Section 9.4 of the Merger Agreement, all under the terms and conditions set forth herein.


         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:


         1. RECITALS/DEFINITIONS. The recitals set forth above are hereby incorporated into and made a part of this Amendment. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the definitions ascribed to them in the Merger Agreement.


         2. THE MERGER. The parties hereby agree that, for purposes the calculation of the Merger Shares pursuant to Section 1.6 of the Merger Agreement, there shall be no deduction of the Merger Shares by the principal and interest owned by the Company to Parent immediately prior to the Effective Date, and subsection (iii) under the definition of "Merger Shares" in Section 1.6 of the Merger Agreement is hereby deleted in its entirety.


         3. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in Article II to the Merger Agreement are hereby amended as follows:

                  (a) Section 2.8 of the Merger Agreement is hereby amended by adding, immediately following the words "Current Balance Sheet," the words "or Estimated Balance Sheet."


         4. DISCLOSURE SCHEDULES. EXHIBIT E to the Merger Agreement is hereby amended as follows:


                  (a) Section 2.3(a) of the Disclosure Schedule is hereby amended by adding the list of Shareholders of the Company as of the Closing Date attached hereto as ANNEX 1. All agreements listed under the heading "Preemptive Rights" in Section 2.3(a) of the Disclosure Schedule have been terminated as of the Closing Date by agreement of the parties thereto.


                  (b) The information set forth with respect to options to purchase Company Capital Stock under the Company's 1997 Stock Option Plan set forth in Section 2.3(b) of the Disclosure Schedule is hereby amended and superceded in its entirety by the stock option schedule and footnotes page attached hereto as ANNEX 2 . The information set forth with respect to warrants to purchase Company Capital Stock set forth in Section 2.3(b) is hereby amended by (i) replacing the number "21,643" set forth in items 2 and 3 with the number "4,329," (ii) replacing the number "66,115" set forth in item 4 with the number "66,101" and (iii) replacing the number "4,007" set forth in items 5 and 6 with the number "4,006."


                  (c) Section 2.5 of the Disclosure Schedule is hereby amended as follows: (i) under the agreement described in item 2 of the Disclosure Schedule, Case has provided its waiver and consent to the Merger,
(ii) under the agreement described in item 5 of the Disclosure Schedule, Vision Financial Group, Inc. has refused to provide its waiver or consent to the Merger, (iii) the agreements described in items 7-9 of the Disclosure Schedule have been terminated as of the Closing Date by agreement of the parties thereto and (iv) the warrants described in items 10-12 of the Disclosure Schedule have been exercised by the holders thereof immediately prior to the Closing Date.


                  (d) Section 2.6 of the Disclosure Schedule is hereby amended to provide that consent to the Merger has been obtained by the Company on or prior to the Closing Date under the agreements described in items 2, 6, 7, 10 and 11 of such Disclosure Schedule.


                  (e) Section 2.9 of the Disclosure Schedule is hereby amended as follows:


                           (i)      Vision Financial Group, Inc. ("Vision") has
refused to give its consent and waiver to the Merger, and has notified the Company that the Company is in default under the Master Lease Agreement dated May 30, 2000, and that the Company will owe approximately $140,000 to purchase the equipment leased from Vision under the Master Lease Agreement to cure the default thereunder.

                           (ii)     The Company has been informed that Inacom
Corporation, which is a party to several agreements with the Company as set forth in item 93 to Section 2.13(s) of the Disclosure Schedule, has filed for federal bankruptcy protection on or about June 15, 2000. Inacom currently owes the Company approximately $11,300 for products sold and services performed by the Company.


                           (iii)    On June 22, 2000, the Company and Ralph
Massaro agreed to cancel 17,385 options to purchase Company Common Stock, which were subject to performance-based vesting, held by Mr. Massaro and to reissue 8,693 options to purchase Company Common Stock, subject to time-based vesting as set forth in more detail on the stock option schedule attached hereto as ANNEX 2.


                           (iv)     The Company agreed to amend the Stock Option
Agreements with James F. Petersen to provide for, INTER ALIA, vesting of shares upon a change-in-control, effective as of the date of the original grant.


                  (f) Section 2.12(b) of the Disclosure Schedule is hereby amended to (i) delete item 8 therefrom in its entirety, (ii) add thereto UCC Financing Statements filed on June 16, 2000 by Intraware, Inc., as secured party, with the Pennsylvania Department of State and the Prothonotary of Allegheny County, Pennsylvania, listing the Company as debtor thereunder.


                  (g) Section 2.13(f) of the Disclosure Schedule is hereby amended to add the following: "Pursuant to Security Agreement and License Agreement, each dated June 9, 2000 between Janus Technologies, Inc. and Intraware, Inc., all general intangibles, copyrights, patents, trademarks, trade secrets and infringements claims are considered collateral under the Commitment Agreement and Subordinated Secured Promissory dated as of June 9, 2000 in favor of Intraware, and the Company has granted a lien and subordinated security interest in such collateral to Intraware."


                  (h) Section 2.13(s) of the Disclosure Schedule is hereby amended to add the following agreements for McLeodUSA Purchasing, L.L.P. - "Software License Agreement; Escrow Agreement."


                  (i) Section 2.14(a) of the Disclosure Schedule is hereby amended as follows:


                           (i)      The list of Employee Agreements attached to
Section 2.14(a) of the Disclosure Schedule is amended and superseded in its entirety by the list of Employee Agreements attached hereto as ANNEX 3.

                           (ii)     The agreements described in items 1, 2, 3,
4, 5 and 7 under the heading "Corporate Agreements" in Section 2.14(a) of the Disclosure Schedule have been terminated by agreement of the parties thereto.


                  (j) Section 2.14(b) of the Disclosure Schedule is hereby amended by (i) incorporating by reference therein the information set forth in
Section 4(e)(i) and (ii) of this Amendment relating to Section 2.9 of the Disclosure Schedule and (ii) adding FAA Lockheed and Delexe to the customers of the Company listed in item 6 thereof.


                  (k) Section 2.17 of the Disclosure Schedule is hereby amended by incorporating by reference therein the information set forth in
Section 4(e)(i) of this Amendment relating to Section 2.9 of the Disclosure Schedule.


                  (l) Section 2.21 of the Disclosure Schedule is hereby amended by substituting the amounts set forth in the Third Party Expenses Letter for the amounts set forth in Section 2.21 as the Company's Good Faith Estimate of Third Party Expenses.


                  (m) Section 2.22(b) of the Disclosure Schedule is hereby amended by adding the following item: "Pursuant to a letter agreement dated February 4, 1999, the Company agrees to pay Diane Conaway, Senior Asset Management Consultant, incentive compensation based on her billable consulting hours in the amount of 12.3% on the first $150,000 and 20.3% on $150,001 and above, without a cap."


                  (n) Section 2.23 of the Disclosure Schedules is hereby amended by deleting items 1 and 2 therefrom and substituting the following items:


                           (i)      Certificate of Liability Insurance, Policy
No. Binder 06073-00, issued June 28, 2000, effective as of June 15, 2000, from National Grange Insurance Company.


                           (ii)     Certificate of Worker's Compensation and
Employers' Liability Insurance, Policy No. Binder 06073-00, issued June 28, 2000, effective as of June 15, 2000, from National Grange Insurance Company.


         5. ADDITIONAL AGREEMENTS. Article VI to the Merger Agreement is hereby amended as follows:


                  (a) Section 6.6 of the Merger Agreement is hereby amended by adding the following provision: "The parties acknowledge that the Company has used commercially reasonable efforts to obtain the Material Consent of Vision Financial Services, Inc. to the Merger prior to Closing, and that, notwithstanding anything to the contrary set forth herein, any liability arising out of the failure to obtain such Material Consent prior to Closing shall not be deemed to require indemnification by the Significant Shareholders pursuant to Article VIII hereof, and any such amounts shall be borne by the Surviving Corporation after the Closing."


                  (b) Section 6.12 of the Merger Agreement is hereby amended by deleting therefrom the words "upon official notice of issuance."


                  (c) Parent and Sub hereby acknowledge that, notwithstanding the provision of Sections 1.6 and 6.14 of the Merger Agreement, the Estimated Balance Sheet and the Estimated Third Party Expenses Letter have been delivered to Parent in a timely manner prior to Closing and Parent and Sub hereby waive any required time for the receipt thereof set forth in the Merger Agreement.


                  (d) Section 6.14 of the Merger Agreement is hereby amended by adding the words "except as agreed upon by the parties in preparing the Closing Balance Sheet."


                  (e) Section 6.16 of the Merger Agreement is hereby amended to delete the words "employees listed on Schedule 6.16" and to replace it with the words "employees as of the date hereof."


                  (f) Section 6.17 of the Merger Agreement is hereby amended by adding the following provision: "The parties have mutually agreed to terminate, and the Company has terminated, the Company's 401(k) plan on the date immediately prior to the Closing Date. Parent and the Surviving Corporation shall take all commercially reasonable actions necessary to distribute the assets of the Company's terminated 401(k) plan in accordance with the Code and other applicable law in a commercially reasonable manner as soon as possible after the Closing.


         6. CONDITIONS TO THE MERGER. Article VII to the Merger Agreement is hereby amended as follows:


                  (a) Section 7.1(c) is hereby amended by deleting therefrom the words "upon official notice of issuance."


                  (b) Section 7.3(d) is hereby amended by adding the following provision: "except for the waiver and consent of Vision Financial Group, Inc. to the Merger, failure to obtain such waiver and consent prior to the Closing Date being hereby waived by Parent and Sub."


                  (c) Section 7.3(h) is hereby amended by deleting therefrom the words "at least three business days."

                  (d) Section 7.3(k) is hereby amended by deleting therefrom the words "written."


         7. EXHIBITS. EXHIBIT M to the Merger Agreement is hereby amended by modifying the following:


                  (a) The fourth paragraph of EXHIBIT M is hereby superseded in its entirety by the following: "Any portion of the $250,000 annual minimum commitment payable by the Company to Best Software, Inc. (or the Sage Group plc which is acquiring Best) less royalty payment amounts paid or to be paid in connection with sales or accrued as indicated on the Closing Balance Sheet under the Software Distribution and Private Labeling Agreement between the Company and Best Software, Inc. dated December 1, 1999, for the calendar year 2000 (provided, that Parent shall have used Parent's best efforts to satisfy the minimum annual commitments)."


                  (b) The sixth paragraph of EXHIBIT M is hereby amended by adding, immediately following the words "Nicholas Manolis," the words "or James Petersen."


         8. EFFECT OF AMENDMENT. As expressly modified hereunder, the Merger Agreement shall remain in full force.


         9. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which, when executed and delivered, shall have the force and effect of law, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.


                                     PARENT:



                                     INTRAWARE, INC.,

                                     a Delaware corporation



                                     By:      /s/ Mark P. Long
                                              ----------------------------------
                                     Title:   Executive Vice-President
                                              ----------------------------------


                                     SUB:



                                     STEELERS ACQUISITION CORP.,

                                     a Pennsylvania corporation



                                     By:      /s/ Mark P. Long
                                              ----------------------------------
                                     Title:   Chief Executive Officer
                                              ----------------------------------


                                     COMPANY:



                                     JANUS TECHNOLOGIES, INC.,

                                     a Pennsylvania corporation



                                     By:      /s/ Lawrence W. Shoup
                                              ----------------------------------

                             Title:   President
                                      ----------------------------------


                             PRINCIPAL SHAREHOLDERS:





                             /s/ Lawrence W. Shoup
                             ----------------------------------
                             Lawrence W. Shoup





                             /s/ Janice C. Pini
                             ----------------------------------
                             Janice C. Pini





                             Edison Venture Fund IV, L.P.,

                             By:  Edison Partners IV, L.P., its general partner



                             By:      /s/ Bruce H. Luehrs
                                      ----------------------------------
                             Title:   General Partner
                                      ----------------------------------